                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported): . . . . . . .  March 18, 1997



                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                        0-20971                71-0788538
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
      incorporation)                                        Identification No.)






       302 East Millsap Road
       Fayetteville, Arkansas                                      72703
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: . . . . . .  (501) 973-6000

Item 2.  Acquisition or Disposition of Assets

        On March 18, 1997, StaffMark, Inc. (the "Company") completed the purchase of substantially all of the assets of Flexible Personnel, Inc. ("Flexible"), H.R. America, Inc. ("HR America"), and Great Lakes Search Associates, Inc. ("Great Lakes"), each an Indiana corporation (collectively, the "Acquired Businesses"). Flexible and Great Lakes were acquired through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Two, a Delaware corporation. HR America was acquired through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Three, a Delaware corporation. Flexible provides temporary and direct placements in the light industrial, clerical, professional, and technical industries. Great Lakes provides contingency and retainer search services. HR America is a Professional Employer Organization. The Acquired Businesses are headquartered in Fort Wayne, Indiana.

        The assets purchased primarily consist of cash, accounts receivable, general corporate assets, trade marks, trade names, customer contracts and related information, and employee agreements. In addition, the Company assumed certain liabilities of the Acquired Businesses related to the assets. The total consideration paid for the assets was approximately $10 million, including
$7.5 million in cash and 183,823 shares of restricted Common Stock of the Company, plus an additional amount based upon future earnings of the Acquired Businesses. The purchase price for the Acquired Businesses was determined as a result of direct negotiations with the Acquired Business, and the funds used in the acquisition were proceeds from the Company's initial public offering of Common Stock.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired

         (b) Pro Forma Financial Information

         (c) Exhibits.  The following exhibits are filed with this Form
             8-K:

                 2.1 Asset Purchase Agreement, dated March 17, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Two, StaffMark Acquisition Corporation Three, and Flexible Personnel, Inc, H.R. America, Inc., and Great Lakes Search Associates, Inc.(1) incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed April, 2, 1997

                 99.1 Press Release dated March 18, 1997 incorporated by reference to Exhibit 99.1 to the Company's Current report on Form 8-K, filed April 2, 1997.

         (1) The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        STAFFMARK, INC.
                                        (Registrant)

Date: May 30, 1997                      By: /s/ Terry C. Bellora
                                           -----------------------------
                                                Terry C. Bellora Chief
                                                Financial Officer

                       [COOPERS & LYBRAND LETTERHEAD]


     REPORT OF INDEPENDENT ACCOUNTANTS



     To the Stockholders
     Flexible Personnel Group of Companies:

     We have audited the accompanying combined balance sheet of Flexible Personnel Group of Companies (the Company) as of December 31, 1996 and the related combined statements of income, changes in stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Flexible Personnel Group of Companies as of December 31, 1996 and the combined results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the combined financial statements, the Company changed the entities included in the combined financial statements during 1996. Also, as discussed in Note 2 to the combined financial statements, the Company has recorded a prior period adjustment relating to liabilities previously not recorded.



                                          /s/ COOPERS & LYBRAND L.L.P.


     Fort Wayne, Indiana
     February 4, 1997 except
     for Note 4 for which the
     date is February 24, 1997
     except for Note 8 for which
     the date is March 17, 1997.

FLEXIBLE PERSONNEL GROUP OF COMPANIES
COMBINED BALANCE SHEET
As of December 31, 1996
(All dollar amounts in thousands, except share data)


                                     ASSETS

Current assets:
     Cash                                                               $ 117
     Accounts receivable, trade, net of allowance for doubtful
        accounts of $69                                                 3,869
     Accounts receivable, related parties                                  26
     Notes receivable, related parties                                    502
     Other                                                                403
                                                                       ------

           Total current assets                                         4,917

Property and equipment, at cost:
     Leasehold improvements                                               267
     Office equipment                                                   1,252
     Automobiles                                                          113
                                                                       ------

                                                                        1,632
        Less accumulated depreciation and amortization                    864
                                                                       ------

                                                                          768

Notes receivable, related parties                                          47
Other assets                                                              242
                                                                       ------

          Total assets                                                 $5,974
                                                                       ======


                                     LIABILITIES


Current liabilities:
     Accrued expenses                                                 $ 1,376
     Accounts payable, trade                                               70
     Accounts payable, related parties                                      1
     Notes payable                                                        867
                                                                       ------
           Total current liabilities                                    2,314

     Workers compensation payable                                         520
     Notes payable                                                        206


                             STOCKHOLDERS' EQUITY

     Common stock                                                           8
     Additional paid-in capital                                           914
     Retained earnings                                                  2,928
                                                                       ------

                                                                        3,850
     Less notes receivable from stockholders                              644
     Less treasury stock, 71 shares, at cost                              272
                                                                       ------

                                                                        2,934
                                                                       ------

           Total liabilities and stockholders' equity                  $5,974
                                                                       ======


   The accompanying notes are an integral part of the financial statements.

FLEXIBLE PERSONNEL GROUP OF COMPANIES
COMBINED STATEMENT OF INCOME
For the year ended December 31, 1996
(All dollar amounts in thousands)



Sales                                                    $49,342

Cost of sales                                             39,928
                                                         -------
    Gross profit                                           9,414


Operating, selling and administrative expenses             8,085
Depreciation and amortization                                316
                                                         -------

    Operating income                                       1,013

Interest expense                                             121
                                                         -------
    Net income                                           $   892
                                                         =======





The accompanying notes are an integral part of the financial statements.

FLEXIBLE PERSONNEL GROUP OF COMPANIES
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the year ended December 31, 1996
(All dollar amounts in thousands, except per share data)


                                               Common stock, $0 par
                                           --------------------------                                Notes
                                              $10 per       $0 per    Additional                   receivable
                                               share        share      paid-in        Retained       from      Treasury
                                           stated value  stated value   capital       earnings    stockholders   stock      Total
                                           ------------  ------------  --------      ----------   ------------  -------    --------
Balance, December 31, 1995, as restated      $    7      $     1      $   744      $    2,153      $  (707)              $  2,198

   Distributions paid                                                                    (117)                               (117)
   Acquisition of stock into treasury                                                                         $  (272)       (272)
   Shareholder advances foregiven                                                                       63                     63
   Capital contribution                                                   170                                                 170
   Net income                                                                             892                                 892
                                             ------      -------      -------      ----------      -------    -------    --------
Balance, December 31, 1996                   $    7      $     1      $   914      $    2,928      $  (644)   $  (272)   $  2,934
                                             ======      =======      =======      ==========      =======    =======    ========


   The accompanying notes are an integral part of the financial statements.

FLEXIBLE PERSONNEL GROUP OF COMPANIES
COMBINED STATEMENT OF CASH FLOWS
For the year ended December 31, 1996
(All dollar amounts in thousands)



Cash flows from operating activities:
  Net income                                                                                            $          892
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                                316
      Non-cash write off of notes receivable, stockholder                                                           63
      Changes in assets and liabilities:
        Accounts receivable, trade                                                                                (335)
        Accounts receivable, related parties                                                                       (19)
        Other assets                                                                                              (395)
        Accrued expenses                                                                                           450
        Accounts payable, trade                                                                                     65
        Accounts payable, related parties                                                                          (43)
                                                                                                        --------------

  Net cash provided by operating activities                                                                        994
                                                                                                        --------------

Cash flows from investing activities:
  Purchases of property and equipment                                                                             (204)
  Issuance of notes receivable, related parties                                                                    (28)
  Issuance of notes receivable, stockholders                                                                      (760)
  Principal payments received from notes receivable, related party                                                 402
                                                                                                        --------------

  Net cash used for investing activities                                                                          (590)
                                                                                                        --------------

Cash flows from financing activities:
  Principal payments on notes payable                                                                           (4,034)
  Proceeds from notes payable                                                                                    3,617
  Capital contribution                                                                                             170
  Distributions paid                                                                                              (117)
                                                                                                        --------------

  Net cash used for financing activities                                                                          (364)
                                                                                                        --------------

Net increase in cash                                                                                                40

Cash, beginning of year                                                                                             77
                                                                                                        --------------

Cash, end of year                                                                                       $          117
                                                                                                        ==============

The accompanying notes are an integral part of the financial statements.

FLEXIBLE PERSONNEL GROUP OF COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(All dollar amounts in thousands)


      1.  COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          a. COMBINATION: The combined financial statements of Flexible Personnel Group of Companies (the Company) contain the accounts of Flexible Personnel, Inc. (FPI) H.R. America, Inc. (HRA) and Great Lakes Search Associates, Inc. (GLSA), which are of common ownership. These Companies offer temporary, direct, and employee leasing services to customers mainly in the midwestern portion of the United States. The December 31, 1995 financial statement information was restated to reflect exclusion of National On-Site Personnel, Inc. (NOPS), which had previously been combined with the aforementioned entities. This entity has been excluded as the nature of its business focus differs from that of the Companies included. All significant intercompany accounts and transactions have been eliminated in the combination.

          b. DEPRECIATION AND AMORTIZATION: Depreciation of equipment and amortization of leasehold improvements are determined principally on accelerated methods used for income tax reporting purposes. The amount of depreciation and amortization under these methods is not significantly different than that based on the estimated economic useful lives for financial reporting purposes. Costs and related accumulated depreciation are removed from the accounts for assets retired or disposed of and a gain or loss on disposition is recorded when realized.

          c.  CASH FLOWS: Cash paid for interest approximated $130 for 1996.

          d. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      2.  PRIOR PERIOD ADJUSTMENT:

          During 1996 the Company was notified of and recorded a $797 liability for workers compensation claims related to a plan that the Company previously participated in. The Company withdrew from the plan in 1995, and the liability represents prior and future claims relating to injuries incurred prior to terminating the Company's participation in the plan.


      3.  INCOME TAXES:

          No provision is made for federal or state income taxes in as much as the Company's stockholders have consented to have the Companies' income taxed directly to them as provided by Section 1362(a) of the Internal Revenue Code.

         4.   NOTES PAYABLE:

              During 1996, the Company maintained a line of credit with a commercial bank which aggregated $4,600. The agreement, which expires May 31, 1997, requires quarterly interest payments charged at 2.25% above the 30, 60, or 90 day LIBOR for comparable 30, 60, or 90 day periods (effective rate of 7.75%). The total amount borrowed against the agreement was $1,245. The Company was contingently liable for $444 at December 31, 1996, which was borrowed by NOPS. The additional amount available at December 31, 1996 was $2,750. The agreement also provides for an additional $605 letter of credit.

              The agreement is collateralized by substantially all the trade accounts receivable of FPI and NOPS, which approximated $4,514 at December 31, 1996. The agreement also contains certain restrictive covenants common to such agreements related to the Company's operations, including the maintenance of working capital, net worth, limitations on capital expenditures, limitations on stockholder distributions and incurrence of additional indebtedness. Subsequent to December 31, 1996, the Company received a waiver for loan covenant violations that occurred during the year ended December 31, 1996.

              During 1996, a key employee and minority shareholder's employment was terminated with the Company. Under the terms of the termination agreement, the Company agreed to buy back the employee's shares of stock and forgive approximately $63 of shareholder advances that the minority shareholder owed to the Company. The former shareholder also signed a non-compete agreement in the amount of $157 that will be paid out over the term of the agreement (four years). In total, based on the terms of the termination agreement, including the items discussed above, the Company is required to pay approximately $293 in monthly installments of approximately $7 for a period of four years.

              Notes payable at December 31 consisted of the following:

              Line of credit                                        $801


              8.25% note to former shareholder due in
              monthly principal and interest payments of
              approximately $7 through August 1, 2001                272
                                                                    ----


                                                                    1073

                Less current maturities                              867
                                                                    ----

                                                                    $206
                                                                    ====



              Aggregate maturities of long-term debt in the ensuing four years are $867, $72, $78, and $56, respectively.

5.   COMMON STOCK:



     The components of Common Stock at December 31 are as follows:

     Common stock, no par value, $10 per share stated value,
       1,000 shares authorized; 677.9 shares issued; 623.6
       shares outstanding                                            $  7


     Common stock, no par value, no stated value, 2,000 shares
       authorized; 49 shares issued and outstanding                     1
                                                                     ----
                                                                     $  8
                                                                     ====

6.   NOTES RECEIVABLE, RELATED PARTIES:

     Notes receivable from related parties consisted of the following at December 31:



     9% notes from certain franchises of Flexible Personnel, Inc.,
       principal and interest due in 1997                            $  47


     8.50% demand notes from shareholders                              644



     8.50% demand notes from shareholders to be repaid in 1997         502



7.   LEASE COMMITMENTS:

     The Company has several noncancelable operating lease agreements for buildings where their operations are located. Certain of these lease agreements contain renewal options. Rent expense under these leases approximated $607 in 1996. Minimum annual rental payments due under these leases during the remaining lease terms approximate the following:


              YEAR
              1997                  $454
              1998                   282
              1999                   210
              2000                   129
              2001                    81



8.   SUBSEQUENT EVENT:

     On March 17, 1997, the Company was sold and these financial statements reflect the entities which were sold to StaffMark, Inc.

SUPPLEMENTARY FINANCIAL DATA




To the Stockholders
Flexible Personnel Group of Companies:

Our report on audit of the combined financial statements of Flexible Personnel Group of Companies as of December 31, 1996 and for the year then ended appears on page 1. This audit was conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The supplementary combining information accompanying the combined financial statements is not necessary for fair presentation of the combined financial position, results of operations, and cash flows of Flexible Personnel Group of Companies in conformity with generally accepted accounting principles. The supplementary information is presented only for purposes of additional analysis and is not a required part of the basic combined financial statements. The supplementary combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the combined financial statements taken as a whole.


                                  /s/ COOPERS & LYBRAND L.L.P.



Fort Wayne, Indiana
February 4, 1997 except
for Note 4 , for which the
date is February 24, 1997
except for Note 8 for which
the date is March 17, 1997.

FLEXIBLE GROUP OF COMPANIES
Supplementary Financial Data
COMBINING BALANCE SHEET
As of December 31, 1996
(All dollar amounts in thousands)


                                                                               Great Lakes
                                                        Flexible      H.R.       Search
                                                       Personnel,   America,   Associates,
                          ASSETS                         Inc.         Inc.         Inc.       Eliminations   Combined
                                                      ----------   ----------   ----------    ------------  -----------
Current assets:
   Cash                                               $       92   $       24   $        1                  $      117
   Accounts receivable, trade, net of allowance for
      doubtful accounts of $69                             3,714          115           40                       3,869
   Accounts receivable, related parties                       47                       170    $     (191)           26
   Notes receivable, related party                           470           32                                      502
   Other                                                     401            2                                      403
                                                      ----------   ----------   ----------    ----------    ----------

      Total current assets                                 4,724          173          211          (191)        4,917
                                                      ----------   ----------   ----------    ----------    ----------

Property and equipment, at cost:
   Leasehold improvements                                    266            1                                      267
   Office equipment                                        1,209           33           10                       1,252
   Automobiles                                               113                                                   113
                                                      ----------   ----------   ----------    ----------    ----------

                                                           1,588           34           10                       1,632
      Less accumulated depreciation
        and amortization                                     833           27            4                         864
                                                      ----------   ----------   ----------    ----------    ----------

                                                             755            7            6                         768
                                                      ----------   ----------   ----------    ----------    ----------

Note receivable, related party                                47                                                    47
Other assets                                                 208           34                                      242
                                                      ----------   ----------   ----------    ----------    ----------

      Total assets                                    $    5,734   $      214   $      217    $     (191)   $    5,974
                                                      ==========   ==========   ==========    ==========    ==========

FLEXIBLE PERSONNEL GROUP OF COMPANIES
Supplementary Financial Data
COMBINING BALANCE SHEET, CONTINUED
As of December 31, 1996
(All dollar amounts in thousands)

                                                                               Great Lakes
                                                     Flexible       H.R.        Search
                                                     Personnel,   America,     Associates,
                       LIABILITIES                     Inc.         Inc.          Inc.      Eliminations    Combined
                                                   ----------    ----------    ----------   ------------    ---------

Current liabilities:
   Accrued expenses                                $    1,107    $      266    $        3                  $    1,376
   Accounts payable, trade                                 70                                                      70
   Accounts payable, related parties                      171             3            18    $     (191)            1
   Notes payable (receivable)                           1,030          (265)          102                         867
                                                   ----------    ----------    ----------    ----------    ----------

     Total current liabilities                          2,378             4           123          (191)        2,314
                                                   ----------    ----------    ----------    ----------    ----------

Long term liabilities:
   Workers compensation payable                           520                                                     520
   Notes payable, related parties                         206                                                     206
                                                   ----------    ----------    ----------    ----------    ----------

     Total liabilities                                  3,104             4           123          (191)        3,040
                                                   ----------    ----------    ----------    ----------    ----------

                   STOCKHOLDERS' EQUITY

Common stock                                                7             1                                         8
Additional paid-in capital                                493                         421                         914
Notes receivable from stockholders                       (644)                                                   (644)
Treasury stock                                           (212)          (60)                                     (272)
Retained earnings (accumulated deficit)                 2,986           269          (327)                      2,928
                                                   ----------    ----------    ----------    ----------    ----------

                                                        2,630           210            94                       2,934
                                                   ----------    ----------    ----------    ----------    ----------

     Total liabilities and  stockholders' equity   $    5,734    $      214    $      217    $     (191)   $    5,974
                                                   ==========    ==========    ==========    ==========    ==========

FLEXIBLE PERSONNEL GROUP OF COMPANIES
Supplementary Financial Data
COMBINING STATEMENT OF INCOME
For the year ended December 31, 1996
(All dollar amounts in thousands)


                                                                           Great Lakes
                                                  Flexible       H.R.        Search
                                                  Personnel,   America,    Associates,
                                                    Inc.         Inc.          Inc.     Eliminations    Combined
                                                 ----------   ----------   ----------   ------------  -----------
Sales                                            $   44,847   $    9,565   $      427    $   (5,497)   $   49,342

Cost of sales                                        36,000        9,045          380        (5,497)       39,928
                                                 ----------   ----------   ----------    ----------    ----------

   Gross profit                                       8,847          520           47                       9,414

Operating, selling and administrative expenses        7,612          289          184                       8,085
Depreciation and amortization                           307            6            3                         316
                                                 ----------   ----------   ----------    ----------    ----------

   Operating income (loss)                              928          225         (140)                      1,013

Interest expense                                        112            1            8                         121
                                                 ----------   ----------   ----------    ----------    ----------

   Net income (loss)                             $      816   $      224   $     (148)   $             $      892
                                                 ==========   ==========   ==========    ==========    ==========

                          STAFFMARK, INC. - FORM 8-K/A
             1996 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INTRODUCTION

       StaffMark, Inc. (the "Company" or "StaffMark") was founded in March 1996 to create a leading provider of diversified staffing services to businesses, healthcare providers, professional and service organizations and governmental agencies, primarily in growth markets in the southeastern and southwestern United States. On October 2, 1996, StaffMark and six staffing service businesses, Brewer Personnel Services, Inc. ("Brewer"), Prostaff Personnel, Inc. and its related entities ("Prostaff"), Maxwell Staffing, Inc. and its related entities ("Maxwell"), HRA, Inc. ("HRA"), First Choice Staffing, Inc. ("First Choice") and Blethen Temporaries, Inc. and its related entities ("Blethen"), (each a "Founding Company" and collectively, the "Founding Companies"), merged through a series of separate transactions (the "Merger") simultaneously with the closing of the Company's initial public offering (the "Offering").

       Between March 1996 and the consummation of the Offering, the Company did not conduct any operations and all activities prior to the Offering related to the Merger and the Offering. Pursuant to the requirements of the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin No. 97 ("SAB 97"), which was issued and became effective July 31, 1996, Brewer was designated as the acquirer, for financial reporting purposes, of Prostaff, Maxwell, HRA, First Choice, and Blethen (collectively, the "Other Founding Companies").
Based upon the applicable provisions of SAB 97, these acquisitions were accounted for as combinations at historical cost.

       Effective March 1, 1997, StaffMark acquired Flexible Personnel, Inc., Great Lakes Search Associates, Inc., and HR America, Inc. (collectively, "Flexible"). Located in Fort Wayne, Indiana, Flexible operates a total of 40 offices throughout Indiana, Michigan and Ohio and provides clerical, light industrial, professional/information technology, accounting services, and staff leasing. Flexible had 1996 revenues of approximately $49.3 million and operates in the Commercial and Professional/Information Technology divisions. The total consideration paid for Flexible's assets was approximately $10.0 million, including $7.5 million in cash and 183,823 restricted shares of StaffMark Common Stock.

       In addition to the purchase price disclosed above, Flexible's acquisition agreement includes provisions for the payment of additional consideration contingent upon the achievement of certain performance measures during the twelve months immediately following the acquisition. Although the contingent consideration could be significant to the accompanying unaudited pro forma combined financial statements, the amounts are not currently determinable and, accordingly, have not been reflected in the accompanying financial statements. The obligations for this contingent consideration, which will be payable in a combination of cash and Common Stock, will be recorded in the Company's financial statements when they become fixed and determinable.

         The following unaudited pro forma combined financial statements present Brewer and StaffMark and give effect to the following pro forma adjustments: (i) the acquisition of the Other Founding Companies at historical cost in accordance with the applicable provisions of SAB 97; (ii) the effect of Brewer's February 1996 acquisition of On Call Employment Services, Inc. ("On Call"); (iii) the effect of StaffMark's March 1997 acquisition of Flexible;
(iv) the adjustment to compensation expense for the difference between the historical compensation paid to certain previous owners of the Founding Companies and Flexible and the employment contract compensation ("Compensation Differential"); and (v) the incremental provision for income taxes attributable to the income of subchapter S Corporations, net of the income tax benefits related to the Compensation Differential.

         The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at the beginning of 1996 or to project the Company's financial position or results of operations for any future period.

                                STAFFMARK, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                             (Dollars in Thousands)


                                                                                            Pro Forma
                                                                                              Merger
         ASSETS                                                 StaffMark  Flexible (a)    Adjustments     Pro Forma
---------------------------                                     ---------  ------------    -----------     ---------
CURRENT ASSETS:
  Cash and cash equivalents                                     $ 13,856    $    117        $ (7,500)(f)    $  5,774
                                                                                                (699)(g)
  Accounts receivable, net of allowance
          for doubtful accounts                                   21,065       3,869              --          24,934
  Accounts receivable, related parties                                --          26             (26)(b)          --
  Notes receivable, related parties                                   --         502            (502)(b)          --
  Prepaid expenses and other                                       1,578         403             (48)(b)       1,933
                                                                --------    --------        --------        --------
       Total current assets                                       36,499       4,917          (8,775)         32,641

PROPERTY AND EQUIPMENT, net                                        4,004         768             (69)(b)       4,703

NOTES RECEIVABLE, RELATED PARTIES                                     --          47             (47)(b)          --

INTANGIBLE ASSETS, net                                            30,512          --           6,051 (c)      36,563
OTHER ASSETS                                                         483         242            (206)(b)         519
                                                                --------    --------        --------        --------
                                                                $ 71,498    $  5,974        $ (3,046)       $ 74,426
                                                                ========    ========        ========        ========

   LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------

CURRENT LIABILITIES:
  Accounts payable and other accrued liabilities                $  1,907    $  1,447        $     (1)(b)    $  3,353
  Outstanding checks                                                 176          --              --             176
  Payroll and related liabilities                                  3,516          --              --           3,516
  Reserve for workers' compensation claims                         3,771         520              --           4,291
  Current maturities of debt                                          --         867            (168)(b)          --
                                                                                                (699)(g)
  Income taxes payable                                             2,415          --              --           2,415
  Deferred income taxes                                              663          --            (663)(d)          --
                                                                --------    --------        --------        --------
       Total current liabilities                                  12,448       2,834          (1,531)         13,751

LONG-TERM DEBT, less current maturities                               --         206            (206)(b)          --
OTHER LONG TERM LIABILITIES                                          519          --              --             519
DEFERRED INCOME TAXES                                                421          --              --             421
                                                                --------    --------        --------        --------
       Total liabilities                                          13,388       3,040          (1,737)         14,691

STOCKHOLDERS' EQUITY:
  Common stock                                                       134           8              (8)(b)         136
                                                                                                   2 (e)
  Paid-in capital                                                 55,379         914            (914)(b)      57,002
                                                                                               1,623 (e)
  Retained earnings                                                2,597       2,928          (2,928)(b)       2,597
  Notes receivable from stockholders                                  --        (644)            644 (b)          --
  Treasury stock                                                      --        (272)            272 (b)          --
                                                                --------    --------        --------        --------
          Total stockholders' equity                              58,110       2,934          (1,309)         59,735
                                                                --------    --------        --------        --------

                                                                $ 71,498    $  5,974        $ (3,046)       $ 74,426
                                                                ========    ========        ========        ========


      The accompanying notes are an integral part of this balance sheet.

                                STAFFMARK, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1996


(a) Records the audited December 31, 1996 balance sheet of Flexible, which was purchased by StaffMark in March 1997.

(b) Records the adjustment to remove assets and liabilities not assumed by StaffMark in conjunction with the acquisition of Flexible.

(c) Records the net intangible assets recorded by StaffMark in conjunction with the acquisition of Flexible.

(d) Records the adjustment to the recorded deferred income tax balances attributable to the temporary differences between financial reporting and income tax basis of assets and liabilities held by Flexible.

(e) Records the issuance of 183,823 shares of restricted StaffMark Common Stock issued to the stockholders of Flexible in connection with the acquisition of Flexible.

(f) Records the distribution of the cash portion of the consideration due to the stockholders of Flexible in connection with the acquisition.

(g) Records the repayment of Flexible's debt obligations assumed by StaffMark in conjunction with the acquisition.

                               STAFFMARK, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                            (Dollars in Thousands)


                                                                                     Acquisition Related Adjustments
                                                                      -------------------------------------------------------------
                                                                        Other Founding          On Call for
                                                                        Companies from         the period from
                                                                      January 1, 1996 to     January 1, 1996 to
                                                       StaffMark      September 30, 1996     February 2, 1996 (a)       Flexible(b)
                                                       ---------      -------------------    --------------------       --------
SERVICE REVENUES                                       $104,476          $93,968                 $1,127                  $49,342

COST OF SERVICES                                         81,607           73,865                    945                   39,928
                                                       --------          -------                 ------                  -------
          Gross profit                                   22,869           20,103                    182                    9,414

OPERATING EXPENSES:
    Selling, general and administrative                  14,624           15,217                    116                    8,085
    Depreciation and amortization                         1,373              537                      3                      316
                                                       --------          -------                 ------                  -------
          Operating income                                6,872            4,349                     63                    1,013
                                                       --------          -------                 ------                  -------
OTHER INCOME (EXPENSE):
    Interest expense                                     (1,376)            (353)                    --                     (121)

    Other, net                                              301              422                      5                       --
                                                       --------          -------                 ------                  -------
INCOME BEFORE INCOME TAXES                                5,797            4,418                     68                      892

INCOME TAX PROVISION                                      1,774              465                     --                       --
                                                       --------          -------                 ------                  -------
          Net income (loss)                            $  4,023          $ 3,953                 $   68                  $   892
                                                       ========          =======                 ======                  =======



                                                       Acquisition Related Adjustments
                                                       -------------------------------

                                                       Pro Forma           Total
                                                       Adjustments       Adjustments        Pro Forma
                                                       -----------       -----------        ---------
SERVICE REVENUES                                       $    --             $144,437          $248,913

COST OF SERVICES                                            --              114,738           196,345
                                                       -------             --------          --------
          Gross profit                                      --               29,699            52,568

OPERATING EXPENSES:
    Selling, general and administrative                   (678) (f)          22,740            37,364
    Depreciation and amortization                           16  (c)           1,074             2,447
                                                           202  (d)
                                                       -------             --------          --------
          Operating income                                 460                5,885            12,757
                                                       -------             --------          --------
OTHER INCOME (EXPENSE):
    Interest expense                                       (27) (e)            (501)           (1,877)

    Other, net                                              --                  427               728
                                                       -------             --------          --------
INCOME BEFORE INCOME TAXES                                 433                5,811            11,608

INCOME TAX PROVISION                                     2,527(g)             2,992             4,766
                                                       -------             --------          --------
          Net income (loss)                            $(2,094)            $  2,819          $  6,842
                                                       =======             ========          ========

              PRO FORMA NET INCOME PER
                  COMMON SHARE                                                               $   0.70
                                                                                             ========
              WEIGHTED AVERAGE SHARES
                  OUTSTANDING                                                                $  9,753 (h)
                                                                                             ========

        The accompanying notes are an integral part of this statement.

                                STAFFMARK, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                 FOR THE TWELVE MONTHS ENDED DECEMBER  31, 1996


(a) Records the audited financial results of On Call, which was purchased by Brewer on February 2, 1996, for the period from January 1, 1996 through the date of acquisition.

(b) Records the audited financial results of Flexible, which was purchased by StaffMark effective March 1, 1997.

(c) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisition of On Call for the period from January 1, 1996 through the date of acquisition. Intangible assets recorded in conjunction with this acquisition include goodwill of approximately $3.1 million which is being amortized over thirty years, a noncompete agreement of approximately $360,000 which is being amortized over five years and deferred financing fees of approximately $56,000 which are being amortized over five years.

(d) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisition of Flexible for fiscal year 1996. Intangible assets recorded in conjunction with this acquisition include goodwill of approximately $6.1 million which is being amortized over thirty years.

(e) Adjustment to reflect the increase in interest expense relating to debt incurred in conjunction with the acquisition of On Call for the period from January 1, 1996 through the date of acquisition. This pro forma expense calculation is based on the $3.0 million borrowed by Brewer under a term note in conjunction with this acquisition. Pro forma interest expense is computed based upon the applicable variable rate in effect on the term note which, based upon the terms of the agreement, would have approximated 9.9% during the pro forma period.

(f) Adjusts compensation to the level the owners have agreed to receive from the Founding Companies and Flexible subsequent to the Merger and respective acquisition.

(g) Records the incremental provision to reflect federal and state income taxes as if the Founding Companies, On Call and Flexible had been subchapter C Corporations. This adjustment records income tax expense at an effective combined tax rate of 39%, adjusted for nondeductible goodwill amortization.

(h) Includes: (i) 1,355,000 shares issued by StaffMark prior to the Offering; (ii) 5,618,249 shares issued to the stockholders of the Founding Companies in connection with the Merger; (iii) 1,326,459 shares issued in connection with the Offering to pay the cash portion of the consideration for the Founding Companies for the period from January 1, 1996 through the date of the Offering; (iv) 6,325,000 shares issued in connection with the Offering; (v) 118,763 shares issued in conjunction with the November 1996 acquisition of The Technology Source L.L.C.; and (vi) 183,823 shares issued in conjunction with the March 1997 acquisition of Flexible.